EXHIBIT 10.1


                           PURCHASE AND SALE AGREEMENT


                                 BY AND BETWEEN
                      GRAPEVINE I PARTNERS, LTD. ("SELLER")
                                       AND
                    CORNERSTONE REALTY GROUP, INC. ("BUYER")


                            GRAYSON SQUARE APARTMENTS
                              TARRANT COUNTY, TEXAS

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                                TABLE OF CONTENTS

                                                                 Page
                                                                 ----

ARTICLE 1..........................................................1
         DEFINITIONS...............................................1

ARTICLE 2..........................................................4
         PURCHASE AND SALE.........................................4

ARTICLE 3..........................................................4
         PURCHASE PRICE; DEPOSIT; ADJUSTMENTS......................4

ARTICLE 4..........................................................8
         PRECLOSING OPERATION......................................8

ARTICLE 5..........................................................9
         ACCESS, INSPECTION, DILIGENCE.............................9

ARTICLE 6.........................................................14
         TITLE AND SURVEY.........................................14

ARTICLE 7.........................................................16
         CONDITIONS PRECEDENT AND CLOSING.........................16

ARTICLE 8.........................................................21
         CASUALTY AND CONDEMNATION................................21

ARTICLE 9.........................................................22
         BROKERAGE COMMISSIONS....................................22

ARTICLE 10........................................................22
         DEFAULT, TERMINATION AND REMEDIES........................22

ARTICLE 11........................................................23
         REPRESENTATIONS AND WARRANTIES...........................23

ARTICLE 12........................................................27
         MISCELLANEOUS............................................27

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ARTICLE 13........................................................31
         IRS FORM 1099-S DESIGNATION..............................32

ARTICLE 14........................................................32
         CONSENT REQUIREMENT AND SELLER'S  RIGHT TO TERMINATE.....32

LIST OF EXHIBITS

EXHIBIT A - THE LAND
EXHIBIT B - PERSONAL PROPERTY
EXHIBIT C - PROPERTY CONTRACTS
EXHIBIT D - EARNEST MONEY ESCROW INSTRUCTIONS
EXHIBIT E - RENT ROLL
EXHIBIT F - FORM OF ESCROW  CLOSING  INSTRUCTIONS
EXHIBIT G - LEAD-BASED  PAINT  DISCLOSURE
EXHIBIT H - DILIGENCE  DOCUMENTS
EXHIBIT I - EXISTING LOAN DOCUMENTS IN POSSESSION OR CONTROL OF SELLER EXHIBIT J - 1099 DESIGNATION AGREEMENT
EXHIBIT K - FORM OF AUDITOR'S LETTER














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                           PURCHASE AND SALE AGREEMENT

                            GRAYSON SQUARE APARTMENTS

      THIS PURCHASE AND SALE AGREEMENT (this "AGREEMENT") is entered into as of the 9th day of November, 1998 by and between Seller and Buyer, upon the following terms and conditions:

      WHEREAS, Seller desires to sell and Buyer desires to purchase, the Property (hereinafter defined) on the terms and conditions hereinafter set forth;

      NOW THEREFORE, in consideration of the mutual undertakings, covenants and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         References in this Agreement to the following terms shall have the following meanings:

Buyer:               Cornerstone Realty Group, Inc., a Virginia corporation

Deposit:             See Section 3.1

Documents:           All documents listed on EXHIBIT H, attached hereto.

Environmental        All laws, ordinances,  statutes, codes, rules, regulations,
Requirements:        agreements,  judgments, orders and decrees now or hereafter enacted, promulgated, or amended, of the United States, the states,  the  counties,  the cities or any other  political subdivisions  in which the Real Property is located and any other  political  subdivision,  agency  or  instrumentality
                     exercising   jurisdiction   over  the  owner  of  the  Real
                     Property, the Real Property or the use of the Real Property relating to pollution, the protection or regulation of human health, natural resources or the environment, or the emission, discharge, release or threatened release of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or waste or Hazardous

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                     Materials   into  the   environment   (including,   without
                     limitation, ambient air, surface water, ground water or land or soil).

Escrowed             Amount: See Section 3.1

Existing Loan: That certain first mortgage loan in the original principal amount of $7,350,000.00 from Lender to Seller, evidenced by the Note and secured by the Mortgage and the Existing Loan Documents.

Existing Loan
Documents:           That  certain  Amended and Restated  Multifamily  Note (the
                     "Note") in the original  principal amount of $7,350,000.00, dated as of  October  1,  1989  made by  Seller in favor of
                     Lender  secured by: (y) that  certain  Multifamily  Deed of
                     Trust,  Assignment  of Rents and  Security  Agreement  (the
                     "Mortgage")   dated  as  of  January   1,  1985   therewith
                     encumbering the Real Property,  as amended, and (z) any and all other documents and instruments evidencing, security or relating  to  the  Existing  Loan  from  Lender  to  Seller
                     executed  in  connection   therewith,   all  of  which  are
                     incorporated herein by reference.

Hazardous            Any  substance  which is or  contains:  (i) any  "hazardous
Substances:          substance" as now or hereafter  defined in Section  101(14)
                     of the Comprehensive Environmental Response,  Compensation,
                     and Liability  Act of 1980,  as amended (42 U.S.C.  Section
                     9601 et seq.) or any  regulations  promulgated  thereunder;
                     (ii) any "hazardous  waste" as now or hereafter  defined in the  Resource  Conservation  and  Recovery  Act (42  U.S.C.
                     Section   6901  et   seq.)   or   regulations   promulgated
                     thereunder;  (iii)  any  substance  regulated  by the Toxic
                     Substances  Control Act (15 U.S.C.  Section 2601 et. seq.);
                     (iv) gasoline, diesel fuel or other petroleum hydrocarbons;
                     (v)  asbestos  and asbestos  containing  materials,  in any form, whether friable or nonfriable;  (vi)  polychlorinated biphenyls;  (vii)  radon gas;  and  (viii)  any  additional
                     substances   or  materials   which  are  now  or  hereafter
                     classified or considered to be hazardous or toxic under Environmental Requirements or the common law, or any other applicable law related to the Property. Hazardous Materials shall include, without limitation, any substance, the presence of which on the Real Property: (A) requires reporting, investigation or remediation under Environmental
                     Requirements; (B) causes or threatens to cause a nuisance on the Real Property or adjacent property or poses or threatens to pose a hazard to the health or

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                     safety  of  persons  on  the  Real   Property  or  adjacent
                     property; or (C) if emanated or migrated from the Real Property, could constitute a trespass.

Improvements:        All buildings,  structures and other improvements  situated upon the Land and all fixtures, systems and facilities owned by Seller and located on the Land, which includes 200 rental units.

Intangible           Property:  All of Seller's  right,  title and interest,  if any, in all intangible assets of any nature relating to the
                     Land, the Improvements or the Personal Property, including, without  limitation,  all  of  Seller's  right,  title  and interest in all (i) warranties  and guaranties  relating to the Improvements or Personal  Property in the possession of
                     Seller,  (ii) all licenses,  permits and approvals relating to the Real  Property,  (iii) all  logos  and  trade  names currently  used by Seller  exclusively  in the operation of the Land and  Improvements,  including  the use of the name
                     Grayson   Square   Apartments,   and  (iv)  all  plans  and
                     specifications, in each case to the extent that Seller may legally transfer the same.

Land: All of the land described on EXHIBIT A attached hereto, together with all privileges, rights, easements, and appurtenances belonging to such land and all right, title and interest (if any) of Seller in and to any streets, alleys, passages, and other rights-of-way or appurtenances included in, adjacent to or used in connection with such land and all right, title and interest (if any) of Seller in all mineral and development rights appurtenant to such land.

Leases: All of Seller's rights in all leases covering any portion of the Land or Improvements.

Lender:              Federal National Mortgage Association

Personal Property    All furniture, carpeting, appliances, equipment, machinery, inventories,  supplies,  signs and other tangible  personal property of every kind and nature,  if any, owned by Seller and installed,  located at and used in connection  with the ownership,  occupation  and operation of the Real Property, including, without limitation, the Personal Property listed
                     on   EXHIBIT   B   attached   hereto.   Personal   Property
                     specifically excludes: (i) any items of personal property owned by tenants at or on the Real Property, and (ii) any items of personal property owned by third parties and leased to Seller.


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Property:            The Real Property,  the Personal Property,  the Leases, the
                     Tenant Deposits, the Intangible Property and the Property Contracts known as Grayson Square Apartments, located in Tarrant County, Texas.

Property Contracts: All of Seller's rights, if any, in the contracts listed on EXHIBIT C attached hereto, being all service, supply and equipment rental, management, operating and leasing contracts affecting the Property, to the extent that (i) Seller is entitled to transfer the same to Buyer, and (ii) Buyer does not elect to have Seller terminate them in accordance with Section 4.3 below.

Purchase Price:      $9,350,000.00

Real Property:       The Land and the Improvements.

Seller:              Grapevine I Partners, Ltd., a Texas limited partnership

Tenant Deposits: Seller's rights to unapplied security deposits under the Leases.

Title Company:       Lawyer's Title Insurance Corporation
                     4311 Oak Lawn, Suite 600
                     Dallas, TX  75209
                     Attention:  David Long


                                    ARTICLE 2

                                PURCHASE AND SALE

      2.1 Seller hereby agrees to sell and convey the Property to Buyer and Buyer hereby agrees to buy the Property from Seller for the Purchase Price and otherwise subject to the covenants, provisions, terms and conditions contained herein.

                                    ARTICLE 3

                      PURCHASE PRICE; DEPOSIT; ADJUSTMENTS

      3.1 Deposit. Contemporaneously with the execution and delivery of this Agreement (and as a condition precedent to the effectiveness of this Agreement), Buyer shall deposit immediately available funds with the Title Company (hereinafter the "Escrow Agent") the sum of Two Hundred Fifty Thousand and 00/100 ($250,000.00) Dollars (the "DEPOSIT") to secure

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Buyer's  obligations  under  this  Agreement.  The Escrow  Agent  shall hold the
Deposit in a segregated interest bearing money market account with an FDIC insured bank reasonably acceptable to Buyer and Seller. The Deposit and all interest accrued on the Deposit (collectively, the "ESCROWED AMOUNT") shall be maintained by the Escrow Agent in such account or accounts until the Escrow Agent is required to cause the Escrowed Amount to be disbursed pursuant to the terms and conditions of this Agreement and the Earnest Money Escrow Instructions attached hereto as EXHIBIT D. The Escrowed Amount shall be applied to the Purchase Price if the Closing occurs, as provided in Section 3.2(c) below. Simultaneously with the delivery of the Deposit to the Title Company by Buyer, Buyer shall deliver to Seller the sum of One Hundred Dollars ($100) as "Independent Consideration," which Independent Consideration shall be retained by Seller in all instances, but which shall be applied against the Purchase Price if Closing occurs hereunder.

      3.2 Purchase Price. The Purchase Price, subject to adjustment as provided herein, shall be as specified in Article 1 above and shall be paid on the Closing Date (as hereinafter defined) in the following manner:

            (a) Buyer shall assume the payment of the existing principal balance of the Existing Loan as of the Closing Date (the "Loan Principal Balance"), and the payment of interest accruing thereon from and after the Closing Date, and shall agree to perform, assume and observe all obligations of the Seller under the Existing Loan Documents and the Existing Loan.

            (b) Buyer shall pay to Seller in United States dollars by wire transfer of federal funds, the Purchase Price (as adjusted pursuant to this Agreement) less the Loan Principal Balance (the "Cash Balance").

            (c) The Escrowed Amount shall be applied towards the Cash Balance.

      3.3 Tax Proration. All due and payable real estate taxes, all general and special assessments on the Land and ad valorem taxes, if any, on the Personal Property (based on the most recent ascertainable taxes) attributable to the Property through the Closing Date shall be prorated and adjusted as of the Closing Date. In no event shall Seller be charged with or be responsible for any increase in the taxes on the Property resulting from the sale of the Property or from any improvements made or leases entered into on or after the Closing Date. If the tax statements for the fiscal year during which the Closing Date occurs are not finally determined, then the tax figures for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Closing Date, and at such time as the actual amount of taxes for the current fiscal year are known, Seller and Buyer shall, if required, readjust the amounts to be paid by each party pursuant to this Section 3.3. Any tax refunds or proceeds (including interest thereon) on account of a favorable determination resulting from a challenge, protest, appeal or similar proceeding relating to taxes and assessments relating to the Property (i) for all tax periods

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occurring  prior to the  applicable tax period in which the Closing occurs shall be retained by and paid exclusively to Seller and (ii) for the applicable tax period in which the Closing occurs shall be prorated as of the Closing Date after reimbursement to Seller and Buyer, as applicable, for all fees, costs and expenses (including reasonable attorneys' and consultants' fees) incurred by Seller or Buyer, as applicable, in connection with such proceedings such that Seller shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period prior to the Closing Date and Buyer shall retain and be paid that portion of such tax refunds or proceeds as is applicable to the portion of the applicable tax period from and after the Closing Date. Neither Seller nor Buyer shall settle any tax protests or proceedings in which taxes for the tax period for which the other party is responsible are being adjudicated without the consent of such party, which consent shall not be unreasonably withheld, conditioned or delayed. After the Closing, Buyer shall be responsible for and control any tax protests or proceedings for any period for which taxes are adjusted between the parties under this Agreement and for any later period. Buyer and Seller shall cooperate in pursuit of any such proceedings and in responding to reasonable requests of the other for information concerning the status of and otherwise relating to such proceedings; provided, however, that neither party shall be obligated to incur any out-of-pocket fees, costs or expenses in responding to the requests of the other.

      3.4 Contract Proration. To the extent Property Contracts are not terminated pursuant to Section 4.3, (a) prepaid or past due amounts and (b) prepaid fees or bonuses under any Property Contracts which are assigned to Buyer at Closing shall be prorated and adjusted as of the Closing Date.

      3.5 Utility Proration. Seller shall use commercially reasonable efforts to terminate its accounts for electricity, gas, water, sewer or other public utility usage at the Property as of the Closing Date, and the Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such termination or payment shall be required. Buyer shall activate its own account as of the Closing Date. If Seller is unable to terminate any of its accounts, the Seller shall cause all meters for electricity, gas, water, sewer or other public utility usage at the Property to be read as of the day immediately preceding the Closing Date, and the Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date; provided, however, that if and to the extent such charges are paid directly by tenants, no such reading or payment shall be required. If the utility companies are unable or refuse to read meters for which payment by the Seller is required, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Closing Date based on the most recent bills therefor and no further adjustment shall be made. The Seller shall provide notice to the Buyer within five (5) days of the Closing Date setting forth (i) whether utility accounts will be terminated by Seller or (ii) whether utility meters will be read as of the Closing Date and shall provide a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date.

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      3.6 Income and Expense Proration.

            (a) Collected rents for the then current and any future period, prepaid rentals, and all expenses and other charges in connection with the operation of the Property shall be apportioned and full value shall be adjusted as of the Closing Date, and the net amount thereof, if in favor of Seller, shall be added to the Purchase Price, or if in favor of Buyer, shall be deducted from the Purchase Price. Security deposits which have not been previously applied by Seller shall be added to the Purchase Price. From and after Closing all security deposits credited to Buyer shall thereafter be deemed transferred to Buyer and Buyer shall assume and be solely responsible for the payments of security deposits to tenants in accordance with the Leases and applicable law. Seller shall be entitled to retain or if transferred to Buyer receive a credit for any utility deposits and any deposits for third parties under any of the Property Contracts. For a period of sixty (60) days after the Closing Date, Buyer shall use commercially reasonable efforts to collect owing past due or uncollected rents as of the Closing Date, and such past due or uncollected rents, less reasonable expenses of collection thereof, shall be apportioned between Buyer and Seller (if and when collected). If Seller has committed to give any future monetary concessions to tenants under existing leases to which Buyer would become liable, then such amount shall be deducted from the Purchase Price at Closing.

            (b) If Seller has committed to give any future monetary concessions to tenants under existing leases to which Buyer would become liable, then Purchaser shall receive a credit therefor at Closing.

      3.7 Prorations Generally. A statement of prorations and other adjustments shall be prepared by Seller in conformity with the provisions of this Article 3 and submitted to Buyer for review and approval not less than two (2) business days prior to the Closing Date. For purposes of making prorations, Seller shall be deemed to be in title to the Property and entitled to the income from and responsible for the expenses thereof, on the Closing Date. Seller and Buyer agree to adjust between themselves after Closing any errors or omissions in the prorations or adjustments made at Closing, which obligation shall survive the Closing for a period of six (6) months.

      3.8 Closing Costs.

            (a) Seller shall pay: (i) its legal fees and expenses related to the negotiation and preparation of this Agreement and all documents required to close the transaction contemplated hereby, (ii) 50% of the escrow fees of the Escrow Agent, (iii) grantor's tax, (iv) all expenses of satisfaction and prepayment of the any outstanding mortgages on the Property other than any of the Existing Loan Documents and (v) the premium for a basic unendorsed owner's title insurance policy (including all standard exceptions) (the "Basic Title Policy").


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            (b) Buyer shall pay: (i) 50% of the escrow fees of the Escrow Agent,
      (ii) charges to record the Deed (as hereinafter defined), and evidence of Buyer's existence or authority, (iii) Buyer's legal fees and expenses related to the negotiation of this Agreement and all documents required to close the transaction contemplated hereby, (iv) all costs related to the Buyer's inspection and due diligence, including, without limitation, the cost of appraisals, architectural, engineering, credit and environmental reports, (v) all charges and premiums to upgrade the Basic Title Policy, including charges and premiums incurred to delete the standard exceptions (including the so-called survey exception) and to obtain any endorsements desired by Purchaser, (vi) all costs allocable to preparation of the survey, (vii) the cost of the Phase I Report update, (viii) all state and county taxes associated with the transfer of the property and the assumption of the Existing Loan and Existing Loan Documents, and (ix) all costs and fees associated with the assignment by Seller and assumption by Buyer of the Existing Loan and the Existing Loan Documents.

            (c) All other closing costs shall be paid by Seller or Buyer in accordance with the custom in the jurisdiction where the Property is located.

                                    ARTICLE 4

                              PRECLOSING OPERATION

      4.1 Leases. A rent roll (the "Rent Roll") containing a list of all occupants of the Property pursuant to the Leases as of the date hereof is attached hereto as EXHIBIT E. During the pendency of this Agreement, Seller may enter into Leases with new tenants or modifications of Leases with existing tenants substantially in accordance with Seller's existing leasing practices, provided that in all events any new or modified Leases shall (i) be at or near market rent, (ii) be for a term of not more than one (1) year (with respect to residential Leases only), and (iii) on the Seller's current standard form of lease.

      4.2 Conduct of Business. At all times prior to Closing, Seller shall continue (a) to conduct business with respect to the Property in the same manner in which said business has been heretofore conducted, (b) to insure the Property substantially as currently insured, and (c) maintain the Property in its current condition, reasonable wear and tear and damage by casualty excepted, including ordinary preparation of residential units vacated prior to Closing to "rent ready" condition. A residential unit shall be deemed to be in "rent ready" condition if such unit (i) is clean, (ii) is serviced with customary heating, plumbing and electrical systems, (iii) has freshly painted walls, and (iv) contains the following appliances and/or amenities (in good working order and condition): carpet in living areas; refrigerator; oven/range; garbage disposal; dishwasher; mini-blinds for exterior windows; floor tile at interior entrance; and vinyl floor covering in kitchen and bathroom(s).

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      4.3 Property Contracts. Seller shall make copies of all Property Contracts available for Buyer to review promptly after the date hereof. On or before the Diligence Date (as defined below), unless Buyer has provided written notice to Seller of Buyer's election to terminate this Agreement, Buyer shall provide written notice to Seller of the Property Contracts that Buyer desires to have terminated by Seller, and Seller will terminate the Property Contracts so identified at or before Closing, provided that such Property Contracts may be terminated without cost or liability to Seller and if there is cost or liability to Seller, Buyer shall be responsible for any such liability. At Closing, Seller shall assign and Buyer shall assume the Property Contracts, except those Property Contracts which Seller has agreed to terminate. Notwithstanding the foregoing, Seller's existing management contract and lease brokerage contract, if any, for the Property shall be terminated by Seller effective as of the Closing Date at no cost to Buyer.

                                    ARTICLE 5

                          ACCESS, INSPECTION, DILIGENCE

      5.1 Access/Purchaser's Responsibilities/Purchaser's Indemnity.

            (a) From the date hereof through the Diligence Date (hereinafter defined), Seller agrees that Buyer and its authorized agents or representatives shall be entitled to enter upon the Real Property during normal business hours upon advance written notice to Seller and make such reasonable, nondestructive investigations, studies and tests including, without limitation, surveys and engineering studies as Buyer deems necessary or advisable, provided, however, that Buyer shall not be permitted to conduct physical testing without Seller's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Seller's prior written consent for physical inspections or testing may be conditioned upon receipt of a detailed description of the proposed physical inspection or testing, a list of contractors who will be performing the physical inspection or testing, evidence of insurance satisfactory to Seller, and such other information as Seller reasonably requires in connection with such proposed inspection or testing. Buyer acknowledges that Seller has delivered to Buyer or has made available to Buyer at the Property, on or before the date hereof, all Documents.

            (b) Buyer agrees that in conducting any inspections, investigations or tests of the Property and/or the Documents, Buyer and its agents and representatives shall (i) not unreasonably interfere with the operation and maintenance of the Property, (ii) not unreasonably disturb the tenants under the Leases or unreasonably interfere with their use of the Property pursuant to their respective Leases, (iii) not damage any part of the Property or any personal property owned or held by any tenant or third party, (iv) not injure or otherwise cause bodily harm to Seller, the property manager, or their respective guests, agents, invitees, contractors and employees or any tenant or their guests or invitees, (v) maintain comprehensive general liability insurance in terms and amounts reasonably acceptable to Seller covering any accident arising in connection with the presence of Buyer, its agents and representatives on the Property, and deliver a certificate of insurance verifying such coverage to Seller prior to entry upon the Property; (vi) promptly pay when due the costs of all tests, investigations and examinations done with regard to the Property; (vii) not permit any liens to attach to the Real Property by reason of the exercise of Buyer's rights hereunder, (viii) fully restore the Property to the condition in which the same was found before any such inspection or tests were undertaken; and (ix) not reveal or disclose any information obtained during the due diligence period concerning the Property and the Documents to anyone outside Buyer's organization, except in accordance with the confidentiality standards set forth in Section 5.5 herein.

            (c) Buyer will indemnify, defend, and hold Seller and its partners and Seller's property manager harmless from all losses, costs, liens, claims, causes of action, liability, damages and out-of pocket expenses, including, without limitation, reasonable attorneys' fees incurred by Seller as a result of the entry upon or inspections, tests or investigations of the Property conducted by or on behalf of Buyer. This indemnity obligation of Buyer shall survive the termination of this Agreement for any reason.

            (d) Buyer acknowledges and agrees that the Documents are provided to Buyer for informational purposes only and do not constitute representations or warranties of Seller or its agents, employees or representatives of any kind as to the truth, accuracy or completeness of the Documents or the source(s) thereof. Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents, and is providing the Documents solely as an accommodation to Buyer.

      5.2  Diligence.  Subject  to  Section 5.1,   above,  Buyer shall  promptly
commence and actively pursue the following due diligence items:

            (a) Review title and survey matters;

            (b) Review Property Contracts;

            (c) Obtain and review engineering reports;

            (d) Review environmental reports on oil, hazardous waste, and asbestos;

            (e) Review applicable zoning and other land use controls, and other permits, licenses, permissions, approvals and consents; and

            (f) Review all Leases affecting the Property.

      Buyer shall  complete its due  diligence on or before the date that is ten
(10) business days following the date hereof (the "DILIGENCE DATE"). Notwithstanding any other term or provision herein to the contrary, in the event that Buyer's due diligence shall reveal any matters which are not acceptable to Buyer, in Buyer's sole discretion, Buyer may elect, by written notice to Seller, received by Seller on or before the Diligence Date, not to proceed with this purchase, in which event this Agreement shall terminate, the Escrow Agent shall return the Escrowed Amount to the Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). In the event that Buyer does not terminate this Agreement pursuant to this Paragraph 5.2, the Escrowed Amount shall become nonrefundable and shall either be (a) applied to the Purchase Price as provided in Section 3.2, or (b) in the event of default, casualty or condemnation, disbursed to either Buyer or Seller according to the applicable terms hereof. BUYER ACKNOWLEDGES THAT, PURSUANT TO THE TERMS OF THIS AGREEMENT, BUYER SHALL BE AFFORDED A FULL OPPORTUNITY TO INSPECT THE PROPERTY, OBSERVE ITS PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS AND CONDUCT SUCH INVESTIGATIONS AND STUDIES ON AND OF SAID PROPERTY AS IT DEEMS NECESSARY AND THAT, UNLESS BUYER TERMINATES THIS AGREEMENT PURSUANT TO THIS SECTION 5.3 BUYER SHALL BE DEEMED TO HAVE WAIVED ON THE DILIGENCE DATE ANY AND ALL OBJECTIONS TO OR COMPLAINTS REGARDING (INCLUDING, BUT NOT LIMITED TO, FEDERAL, STATE OR COMMON LAW BASED ACTIONS AND ANY PRIVATE RIGHT OF ACTION UNDER STATE AND FEDERAL LAW TO WHICH THE PROPERTY IS OR MAY BE SUBJECT, INCLUDING BUT NOT LIMITED TO, CERCLA AND RCRA) PHYSICAL CHARACTERISTICS AND EXISTING CONDITIONS, INCLUDING, WITHOUT LIMITATION, STRUCTURAL AND GEOLOGIC CONDITIONS, SUBSURFACE SOIL AND WATER CONDITIONS AND SOLID AND HAZARDOUS WASTE AND HAZARDOUS SUBSTANCES ON, UNDER, ADJACENT TO OR OTHERWISE AFFECTING THE PROPERTY. BUYER FURTHER HEREBY ASSUMES THE RISK OF CHANGES IN APPLICABLE LAWS AND REGULATIONS RELATING TO PAST, PRESENT AND FUTURE ENVIRONMENTAL CONDITIONS ON THE PROPERTY AND THE RISK THAT ADVERSE PHYSICAL CHARACTERISTICS AND CONDITIONS, INCLUDING, WITHOUT LIMITATION, THE PRESENCE OF HAZARDOUS SUBSTANCES OR OTHER CONTAMINANTS, MAY NOT HAVE BEEN REVEALED BY ITS INVESTIGATION.

      5.3 Copies of Reports/Return of Documents.

            (a) If this Agreement is terminated for any reason whatsoever, Buyer shall promptly deliver to Seller all Documents delivered to Buyer or Buyer's agents, representatives or designees by Seller or Seller's agents, representatives or employees pursuant to this Agreement.

            (b) The return of the Escrowed Amount to Buyer under this Agreement shall be contingent upon Buyer's fulfillment of its obligations under
      Section 5.3(a).

      5.4 Confidentiality. Buyer acknowledges and agrees that any and all of the Documents are proprietary and confidential in nature and will be delivered to Buyer solely to assist Buyer in determining the feasibility of purchasing the Property. Further, each party hereto agrees to maintain in confidence, and not to discuss with or to disclose to any person or entity who is not a party to this Agreement, any Document or the information contained herein or any material term of this Agreement or any aspect of the transactions contemplated hereby, except as provided in this Section. Seller may publicly disclose the existence of this Agreement provided that the identity of Buyer is not disclosed. Buyer shall not disclose to anyone other than its partners and financiers the Documents and/or any information disclosed by Seller to Buyer which is not generally known by the public regarding Seller's operations and/or the Property. Each party hereto may discuss such matters with and disclose such matters to its accountants, attorneys, existing or prospective lenders, investment bankers, underwriters, rating agencies, partners, consultants and other advisors to the extent such parties reasonably need to know such information and are bound by a confidentiality obligation identical in all material respects to the one created by this Section. Additionally, each party may discuss and disclose such matters to the extent necessary to comply with any requirements of the Securities and Exchange Commission or in order to comply with any law or interpretation thereof or court order. This provision shall survive termination of this Agreement, but except for the next sentence, shall terminate upon the Closing. Any press release to be made regarding any matter which is the subject of the confidentiality obligation created in this Section shall be subject to the reasonable approval of Buyer and the Seller, respectively both as to timing and content.

      5.5 Buyer's Acknowledgment. BUYER ACKNOWLEDGES THAT AS OF THE DILIGENCE DATE IT HAS HAD AN OPPORTUNITY TO CONDUCT DILIGENCE ON THE PROPERTY AND IS ACQUIRING THE PROPERTY IN ITS CURRENT CONDITION BASED ON ITS DILIGENCE. BUYER FURTHER ACKNOWLEDGES THAT NEITHER SELLER NOR ITS PARTNERS NOR THEIR RESPECTIVE EMPLOYEES, AGENTS OR REPRESENTATIVES HAVE MADE ANY REPRESENTATION OR WARRANTY AS TO THE CONDITION OF THE PROPERTY OR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIALS ON, IN, UNDER OR WITHIN THE PROPERTY OR A PORTION THEREOF. THE BUYER ACKNOWLEDGES AND AGREES THAT THE PROPERTY IS TO BE CONVEYED BY THE SELLER TO THE BUYER "AS IS," "WITH ALL FAULTS," AND SUBSTANTIALLY IN ITS CURRENT CONDITION. THE BUYER FURTHER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY CONTAINED HEREIN, NEITHER THE SELLER NOR ITS PARTNERS NOR THEIR RESPECTIVE AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES (OR PURPORTED AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES) HAS MADE ANY GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED (AND THE SELLER AND ITS PARTNERS SHALL NOT HAVE ANY LIABILITY WHATSOEVER) AS

TO THE VALUE, USES, HABITABILITY, CONDITION, DESIGN, OPERATION, FINANCIAL CONDITION OR PROSPECTS, OR FITNESS FOR PURPOSE OR USE OF THE PROPERTY (OR ANY PART THEREOF) OR ANY OTHER GUARANTEE, REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OR ANY PART THEREOF) OR INFORMATION SUPPLIED TO BUYER WITH RESPECT THERETO. FURTHER, THE SELLER AND ITS PARTNERS SHALL HAVE NO LIABILITY FOR ANY LATENT, HIDDEN, OR PATENT DEFECT AS TO THE PROPERTY OR THE FAILURE OF THE PROPERTY, OR ANY PART THEREOF, TO COMPLY WITH ANY APPLICABLE LAWS AND REGULATIONS. IN PARTICULAR, THE BUYER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED TO BUYER BY SELLER OR ITS PARTNERS OR THEIR RESPECTIVE AGENTS, EMPLOYEES OR OTHER REPRESENTATIVES WITH RESPECT TO THE PROPERTY UNDER THIS AGREEMENT (AND ANY OTHER INFORMATION THE BUYER MAY HAVE OBTAINED REGARDING IN ANY WAY ANY OF THE PROPERTY, INCLUDING WITHOUT LIMITATION, ITS OPERATIONS OR ITS FINANCIAL HISTORY OR PROSPECTS) IS DELIVERED TO THE BUYER AS A COURTESY, WITHOUT REPRESENTATION OR WARRANTY AS TO ITS ACCURACY OR COMPLETENESS, AND NOT AS AN INDUCEMENT TO ACQUIRE THE PROPERTY; THAT NOTHING CONTAINED IN SUCH DELIVERIES SHALL CONSTITUTE OR BE DEEMED TO BE A GUARANTEE, REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, IN ANY REGARD; AND THAT THE BUYER IS RELYING ONLY UPON THE PROVISIONS OF THIS AGREEMENT AND ITS OWN INDEPENDENT ASSESSMENT OF THE PROPERTY AND ITS PROSPECTS IN DETERMINING WHETHER TO ACQUIRE THE PROPERTY. THE PROVISIONS OF PARAGRAPHS 5.2, 5.5, 5.6 AND 11.4 SHALL SURVIVE CLOSING.

      5.6 Buyer's Release of Seller. SELLER AND ITS PARTNERS AND SELLER'S PROPERTY MANAGER ARE HEREBY RELEASED FROM ALL RESPONSIBILITY AND LIABILITY REGARDING THE CONDITION (INCLUDING THE PRESENCE IN THE SOIL, AIR, STRUCTURES AND SURFACE AND SUBSURFACE WATERS, OF MATERIALS OR SUBSTANCES THAT HAVE BEEN OR MAY BE IN THE FUTURE DETERMINED TO BE TOXIC, HAZARDOUS, UNDESIRABLE OR SUBJECT TO REGULATION OR THAT MAY NEED TO BE SPECIALLY TREATED, HANDLED AND/OR REMOVED FROM THE PROPERTY UNDER CURRENT OR FUTURE FEDERAL, STATE AND LOCAL LAWS, REGULATIONS OR GUIDELINES), VALUATION, SALABILITY OR UTILITY OF THE PROPERTY, OR ITS SUITABILITY FOR ANY PURPOSE WHATSOEVER. BUYER ACKNOWLEDGES THAT ANY INFORMATION OF ANY TYPE WHICH BUYER HAS RECEIVED OR MAY RECEIVE FROM SELLER, ITS PARTNERS, SELLER'S PROPERTY MANAGER OR THEIR RESPECTIVE AGENTS, INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL REPORTS AND SURVEYS, IS FURNISHED ON THE EXPRESS CONDITION THAT BUYER SHALL MAKE AN INDEPENDENT VERIFICATION OF THE ACCURACY OF SUCH INFORMATION, ALL SUCH INFORMATION BEING FURNISHED

WITHOUT ANY WARRANTY WHATSOEVER. SELLER, ITS PARTNERS, SELLER'S PROPERTY MANAGER AND THEIR RESPECTIVE AGENTS ARE HEREBY RELEASED FROM ALL RESPONSIBILITY AND LIABILITY FOR SUCH MATERIALS.

                                    ARTICLE 6

                                TITLE AND SURVEY

      6.1 Title and Survey. Promptly following the execution of this Agreement, Buyer shall obtain:

            (a) A current ALTA as-built survey of the Real Property or an update of Seller's survey (the "SURVEY"); and

            (b) A commitment for an ALTA Owner's Policy of Title Insurance from the Escrow Agent (the "TITLE COMMITMENT"). Buyer shall cause a copy of the completed Title Commitment to be forwarded to Seller.

      If the Survey or matters listed as exceptions in the Title Commitment are not satisfactory to Buyer, Buyer shall, five (5) business days before the Diligence Date, provide Seller with written notice of such objections (the "Title Objections"). Seller, at its sole cost and expense shall have the right, but not the obligation, to cure or remove any Title Objections and shall give Buyer written notice on or prior to the Diligence Date, identifying those Title Objections, if any, that Seller agrees to use reasonable efforts to cure; provided, however, that Seller shall not be obligated to incur any costs or expenses in excess of $10,000 in connection with any such cure undertaken by Seller. If there are Title Objections which Seller is unable or unwilling to cure, Buyer may terminate this Agreement as provided in Section 5.3, above or waive such objections which Seller is not willing or able to cure and proceed to closing. Those exceptions or title deficiencies which (i) Buyer does not object to pursuant to this Section 6.1 or (ii) are waived because Seller is unwilling or unable to cure shall be the "Permitted Exceptions."

      6.2 Deed. On the Closing Date, Seller shall convey by good and sufficient deed without covenants or warrantees (the "Deed") to Buyer good and clear record and marketable fee simple title to all of the Real Property free and clear of all liens, encumbrances, conditions, easements, assessments, restrictions and other conditions, except for the following:

            (a) All Leases;

            (b) All zoning, building and other laws applicable to the Property;

            (c) All matters which arise after the Diligence Date which are agreed upon or consented to by Buyer;

            (d) The lien, if any, for real estate taxes for current year not due and payable prior to the Closing Date (subject to proration in accordance with Section 3.3 herein);

            (e) All matters shown on Schedule B of the Title Commitment or of public record as of the effective date of the Title Commitment and which Seller has not agreed to cure pursuant to Section 6.1, above;

            (f) The Permitted Exceptions;

            (g) Any matters shown on the Survey;

            (h) All matters, whether or not of record, to the extent caused by Buyer or its agents, representatives or contractors; and

            (i) The Existing Loan and the Existing Loan Documents.

      6.3 Existing Loan.

            (a) The obligations of Seller under this Agreement are contingent and conditioned upon the following:

                  (i) Lender's approval of the assignment to Buyer of the Existing Loan;

            and

                  (ii)  Receipt by Seller from Lender at Closing of a release of
            (A) all obligations of Seller and any guarantor or indemnitor under any and all environmental or hazardous substance remediation or indemnification agreements for events occurring or arising from and after the Closing Date and (B) all other obligations of Seller and any guarantor or indemnitor under the Existing Loan Documents.

            (b) Within three (3) days of the date hereof, Seller shall provide Buyer with a true, correct and complete copy of all Existing Loan Documents executed in connection with the Existing Loan in its possession or control, which documents are listed on EXHIBIT I attached hereto.

            (c) Buyer shall, at its sole cost and expense, simultaneously with the execution of this Agreement, deliver to Seller a check payable to Seller in the amount of $1,500.00 or such other amount as may be required to reimburse Seller for the fee(s) charged to Seller by Lender for applying for its consent to the assignment and assumption of the Existing Loan. Buyer and Seller agree to diligently pursue such application until Lender grants its approval of the assignment and assumption of the Existing Loan to Buyer or responds that it will not grant such approval or conditions such approval on requirements unacceptable to Buyer or Seller (in each of such party's commercially reasonable discretion), including, but not limited to, timely submission of all materials reasonably requested by Lender and/or those documents required to be submitted to Lender pursuant to the applicable provisions of the Existing Loan Documents. Each party shall advise the other party as to the status of the application process from time to time promptly following the request of the other party.

            (d) Buyer shall pay all fees and costs, if any, charged by the Lender relating to the assignment and assumption of the Existing Loan.

            (e) Buyer and Seller agree to cooperate with Buyer's efforts to obtain Lender's consent. Subject to the other provisions of this Agreement, Buyer and Seller each agree to execute and deliver any and all documents or instruments or take such other action as may be necessary or proper to effectuate, confirm, perform or carry out the assignment and assumption of the Existing Loan.

      6.4 Lease Assignment. At the Closing, Seller shall assign the Leases to Buyer and Buyer shall assume Seller's obligations thereunder and Seller shall convey the Personal Property to Buyer by quitclaim bill of sale.

                                    ARTICLE 7

                        CONDITIONS PRECEDENT AND CLOSING

      7.1 Buyer's Conditions Precedent. In addition to any other conditions precedent in favor of Buyer as may be set forth elsewhere in this Agreement, Buyer's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.1 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or in part only by written notice of such waiver from Buyer to Seller.

            (a) Seller performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Seller prior to or at the Closing; and

            (b) Satisfaction in full of the requirements of Section 6.3 with respect to the Existing Loan.

      Notwithstanding the foregoing, if any conditions of Closing (other than an obligation of Buyer under Section 7.2 below) shall not have been fulfilled on or before the Closing Date

(including, without limitation, satisfaction in full of the requirements of Section 6.3 with respect to the Existing Loan), Seller shall have the right (in its sole discretion), exercisable by written notice to Buyer at or before the Closing, to extend the Closing Date for a period of up to forty-five (45) days to provide additional time for the fulfillment of such conditions. Upon any such extension, the term "Closing Date" as used herein shall mean the date set forth in such written notice from Seller. If Buyer's conditions as set forth in this
Section 7.1 have not been met as of the Closing Date (as the same may be extended as aforesaid) then Buyer shall have the right to terminate this Agreement by written notice to Seller, and upon receipt of such notice Seller shall direct the Escrow Agent to return the Escrowed Amount to Buyer and this Agreement shall thereupon terminate and be of no further force or effect.

      7.2 Seller's Conditions Precedent. In addition to any other conditions precedent in favor of Seller as may be set forth elsewhere in this Agreement, Seller's obligations under this Agreement are expressly subject to the timely fulfillment of the conditions set forth in this Section 7.2 on or before the Closing Date, or such earlier date as is set forth below. Each condition may be waived in whole or part only by written notice of such waiver from Seller to Buyer.

            (a) Buyer performing and complying in all material respects with all of the terms of this Agreement to be performed and complied with by Buyer prior to or at the Closing, including, without limitation, payment by the Buyer of the Purchase Price (as adjusted as otherwise provided herein);

            (b) On the Closing Date, all of the representations of Buyer set forth in this Agreement shall continue to be true, accurate and complete;

            (c) Satisfaction in full of the requirements of Section 6.3 with respect to the Existing Loan; and

            (d) The release by Lender of Seller from any and all obligations and liability under the Existing Loan Documents and the form of the assumption and release documents being satisfactory to Seller in its sole discretion.

      7.3 Closing Date. Subject to Seller's right to extend the Closing Date as provided in Section 7.1 and Buyer's right to extend the Closing Date as provided below, the consummation of the purchase and sale contemplated in this Agreement (the "CLOSING") shall occur through an escrow closing arrangement as described in EXHIBIT F attached hereto on the date that is seven (7) days following the Due Diligence Date (the "Closing Date"), at the office of the Escrow Agent or through the escrow closing arrangements set forth in the Form of Escrow Closing Instructions attached hereto as EXHIBIT F. It is agreed that time is of the essence in this Agreement.

      The Closing Date shall be extended to a date not later than the date that is ninety (90) days following the date hereof to the extent necessary to obtain
(i) Lender's approval of the assignment
to and assumption by Buyer of the Existing Loan and (ii) the releases described in Section 6.3(a)(ii). In such event, the Closing shall occur on the date that is three (3) business days following Seller's receipt of items (i) and (ii) of the preceding sentence.

      Buyer shall have the right to extend the Closing Date for up to ten (10) additional business days upon delivery of written notice received by Seller not less than two (2) business days prior to the scheduled Closing Date set forth above and the deposit with Escrow Agent of the sum of One Hundred Thousand Dollars ($100,000.00) (the "Additional Deposit") received by Escrow Agent not less than two (2) business days prior to the scheduled Closing Date set forth above. The Escrow Agent will hold the Additional Deposit with the Deposit, together with all interest earned thereon, as the Escrowed Amount. The Escrowed Amount shall be maintained by the Escrow Agent until the Escrow Agent is required to cause the Escrowed Amount to be disbursed pursuant to the terms and conditions of this Agreement and the Earnest Money Escrow Instructions. The Escrowed Amount, including the Additional Deposit, shall be applied to the Purchase Price if the Closing occurs, as provided in Section 3.2(c), above.

      7.4 Closing Deliveries. On the Closing Date, Seller shall deliver or cause to be delivered:

            (a) The Deed duly executed and acknowledged;

            (b) A duly executed quitclaim bill of sale and general assignment conveying the Personal Property and the Intangible Property to Buyer;

            (c) A duly executed assignment and assumption of the Leases and Tenant Deposits (the "ASSIGNMENT OF LEASES");

            (d) A duly executed assignment and assumption of Property Contracts being assumed (the "ASSIGNMENT OF CONTRACTS");

            (e) A certificate of non-foreign status from Seller;

            (f) Customary affidavits sufficient for the Escrow Agent to delete any exceptions for mechanic's or materialmen's liens and parties in possession from Buyer's title policy and such other affidavits relating to such title policy as the Escrow Agent may reasonably request;

            (g) An updated Rent Roll (including a list if all delinquent and prepaid rents) certified by the Seller as true and correct as of the Closing Date;

            (h) Such other instruments as Buyer or the Escrow Agent may reasonably request to effectuate the transactions contemplated by this Agreement;

            (i) A duly executed counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of the Purchase Price as adjusted;

            (j) Evidence or documents as may reasonably be required by the Escrow Agent evidencing the status and capacity of Seller to sell the Property and the authority of the person or persons executing the various documents on behalf of Seller in connection with the sale of the Property;

            (k) Originals, or where unavailable, copies of all Property Contracts, Leases (with all amendments and modifications thereto), operating information, permits, warranties and financial information about the Property in Seller's possession or control relating to the Property;

            (l) All keys to all locks on the Property and similar items, to the extent in Seller's possession;

            (m) All documents reasonably required to effect the assignment and assumption of the Existing Loan, in form and substance reasonably acceptable to the parties and acceptable to Lender;

            (n) To the extent required, documents for the transfer of telephone, electric, water and sewer, and gas utilities, as may be required by the utility;

            (o) A satisfactory and valid written termination of the management agreement executed by the existing management and rental agent for the Property; and

            (p) The form attached hereto as Exhibit G (Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Hazards duly executed by Seller.

      7.5 Buyer's Deliveries. On the Closing Date, Buyer shall deliver or cause to be delivered at its expense each of the following to Seller:

            (a) The Purchase Price for the Property, as such Purchase Price may have been adjusted pursuant to the provisions of this Agreement and credited for any portion of the Escrowed Amount paid to Seller, in the manner provided for in Article 3;

            (b) Evidence in form and substance reasonably satisfactory to Escrow Agent and Seller of Buyer's authority to purchase the Property and to assume the Existing Loan;

            (c) The Assignment of Leases;

            (d) The Assignment of Contracts;

            (e) Such other instruments as Seller or Escrow Agent may reasonably request to effectuate the transactions contemplated by this Agreement;

            (f) A duly executed counterpart original of the closing statement setting forth the Purchase Price, the closing adjustments and the application of such amounts;

            (g) Such evidence or documents as may reasonably be required by the Escrow Agent evidencing the status and capacity of Buyer and the authority of the person or persons who are executing the various documents on behalf of Buyer in connection with the purchase of the Property;

            (h) Acknowledgment by Buyer of Buyer's receipt from Seller of the Tenant Deposits;

            (i) All documents  reasonably  required to effect the assignment and
      assumption  of  the  Existing  Loan  in  form  and  substance   reasonably
      acceptable to the parties and to Lender;

            (j) Executed  counterparts of any other documents  listed in Section
      7.4 required to be signed by Buyer; and

            (k) The form attached hereto as Exhibit G (Disclosure of Information on Lead-Based Paint and/or Lead-Based Paint Hazards duly executed by Buyer and Broker (Buyer acknowledges and agrees that the diligence period provided under Section 5.2 hereof shall be the mutually-agreed upon period for Buyer to conduct a risk assessment or inspection of the Property for the presence of lead-based paint and/or lead-based paint hazards).

      7.6 Possession. Possession of the Property shall be delivered to Buyer by Seller at the Closing, subject only to those items listed in Section 6.2 of this Agreement and rights arising under any Property Contracts not terminated by Buyer pursuant to Section 4.3. Seller and Buyer covenant and agree to execute, at Closing, a written notice of the acquisition of the Property by Buyer, for duplication and transmittal to all tenants affected by the sale and purchase of the Property (or otherwise in such manner as will comply with applicable law respecting notification of tenants). Such notice shall be prepared by Buyer and approved by Seller, shall notify the tenants of the sale and transfer and shall contain appropriate instructions relating to the payment of future rentals, the giving of future notices, and other matters reasonably required by Buyer or required by law. Unless a different procedure is required by applicable law, in which event such laws shall be controlling, Buyer agrees to transmit or otherwise deliver such letters to the tenants promptly after the Closing.

                                    ARTICLE 8

                            CASUALTY AND CONDEMNATION

      8.1 Casualty. If the Improvements are materially damaged by fire or any other casualty and are not substantially restored to the condition immediately prior to such casualty before the Closing Date, Buyer shall have the following elections:

            (a) to purchase the Property in its then condition and pay the Purchase Price, in which event Seller shall pay over or assign to Buyer as the case may be, on the Closing Date, (i) any deductible, (ii) rent loss insurance proceeds and (iii) amounts recovered or recoverable by Seller on account of any insurance as a result of such casualty up to the amount of the Purchase Price, less any amounts reasonably expended by Seller for partial restoration; or

            (b) if any portion of the Improvements suffers damage in excess of $350,000.00 from fire or any other casualty which Seller, in its sole option, elects not to repair, to terminate this Agreement by giving notice of termination to Seller on or before that date which is thirty (30) days after the occurrence of the fire or other casualty or on the Closing Date, whichever occurs first, in which event the Escrow Agent shall return the Escrowed Amount to Buyer, this Agreement shall terminate and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

      8.2 Condemnation. If any substantial portion of or interest in the Property shall be taken or is in the process of being taken by exercise of the power of eminent domain or if any governmental authority notifies Seller prior to the Closing Date of its intent to take or acquire any portion of or interest in the Property (each an "EMINENT DOMAIN TAKING"), Seller shall give notice promptly to Buyer of such event and Buyer shall have the option to terminate this Agreement by providing notice to Seller to such effect on or before the date which is ten (10) days from Seller's notice to Buyer of such Eminent Domain Taking or on the Closing Date, whichever occurs first, in which event the Escrow Agent shall return the Escrowed Amount to Buyer, this Agreement shall terminate, and neither Seller nor Buyer shall have any recourse against the other (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination). If Buyer does not timely notify Seller of its election to terminate this Agreement, Buyer shall purchase the Property and pay the Purchase Price, and Seller shall pay over or assign to Buyer on delivery of the Deed awards recovered or recoverable by Seller on account of such Eminent Domain Taking up to the amount of the Purchase Price, less any amounts reasonably expended by Seller in obtaining such award. "Substantial portion or interest" shall mean (i) a portion of the Property valued in excess of $350,000.00 or (ii) a portion of the parking area such that the Property is no longer in compliance with zoning requirements.

                                    ARTICLE 9

                              BROKERAGE COMMISSIONS

      Seller and Buyer each mutually represent and warrant to the other that they have not dealt with, and are not obligated to pay, any fees or commissions to any broker in connection with the transaction contemplated by this Agreement other than Gables Residence (the "Broker"). Buyer agrees to pay all commissions, payments and fees due to the Broker at the Closing. Buyer agrees to indemnify, defend and hold Seller harmless from and against all loss, liabilities, costs, damages and expenses (including reasonable attorneys' fees) arising from any claims for brokerage or finder's fees, commissions or other similar fees, including any claim made by the Broker, in connection with the transaction covered by this Agreement insofar as such claims shall be based upon alleged arrangements or agreements made by Buyer or on Buyer's behalf. Seller hereby agrees to indemnify, defend and hold Buyer harmless from and against all loss, liabilities, costs, damages and expenses (including reasonable attorneys' fees) arising from any claims for brokerage or finders' fees, commissions or other similar fees in connection with the transaction covered by this Agreement as such claims shall be based upon alleged arrangements or agreements made by Seller or on Seller's behalf. The covenants and agreements contained in this Article shall survive the termination of this Agreement or the Closing of the transaction contemplated hereunder.

                                   ARTICLE 10

                        DEFAULT, TERMINATION AND REMEDIES

      10.1 Seller's Default. In the event that Seller shall have failed in any material respect adverse to Buyer as of the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Seller on or before the Closing Date or Seller defaults in its obligation to close hereunder, Buyer shall have the right to terminate this Agreement and receive (a) the Escrowed Amount and (b) reimbursement for actual costs incurred by Buyer in conducting its due diligence pursuant to this Agreement in a total amount not to exceed $35,000.00, whereupon this Agreement shall terminate without further recourse. Buyer hereby waives and relinquishes any right to sue Seller for any reason whatsoever, and agrees that Seller shall not be liable to Buyer for any actual, punitive, speculative, consequential or other damages for breach by Seller prior to the Closing, except for payment of the Escrowed Amount. IN NO EVENT SHALL SELLER, ITS DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF, HAVE ANY LIABILITY BEYOND ITS INTEREST IN THE PROPERTY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR

RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON COMMON LAW, CONTRACT, STATUTE, EQUITY OR OTHERWISE.

      10.2 Buyer's Default. In the event that Buyer shall have failed in any material respect adverse to Seller as of the Closing Date to have performed any of the covenants and agreements contained in this Agreement which are to be performed by Buyer on or before the Closing Date, or if Buyer defaults in its obligation to close hereunder, Seller shall be entitled to receive the Escrowed Amount as liquidated damages, in lieu of all other remedies available to Seller at law or in equity for such default, and the Escrow Agent shall release the Escrowed Amount to Seller. Seller and Buyer agree that the damages resulting to Seller as a result of such default by Buyer as of the date of this Agreement are difficult or impossible to ascertain and the liquidated damages set forth in the preceding sentence constitute Buyer's and Seller's reasonable estimate of such damages.

                                   ARTICLE 11

                         REPRESENTATIONS AND WARRANTIES

        11.1 Buyer's Representations and Warranties. Buyer represents and warrants to Seller that:

            (a) Buyer is a corporation, duly organized and in good standing under the laws of the Commonwealth of Virginia, is qualified to do business in the Commonwealth of Virginia and has the power and authority to enter into this Agreement and to execute and deliver this Agreement and to perform all duties and obligations imposed upon it hereunder. As of the date of this Agreement, Buyer has obtained all necessary corporate, partnership or other organizational authorizations required in connection with the execution and delivery of this Agreement. Each of the individuals executing this Agreement on Buyer's behalf is authorized to do so. Buyer has the financial ability to pay the Purchase Price by (i) tendering the Cash Balance and (ii) assuming the Existing Loan, and to perform the other covenants of Buyer set forth in this Agreement.

            (b) Neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale transaction contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions or provisions of any agreement or instrument to which Buyer is a party or by which Buyer or any of Buyer's assets is bound;

            (c) Buyer is not in any way affiliated with Seller;

            (d) No approval, consent, order or authorization of, or designation, registration or declaration with, any of the United States, the
      Commonwealth of Virginia, any department, board, agency, office, commission or other subdivisions thereof, or any official thereof or any third party is required in connection with the valid execution and delivery of, and performance of the covenants of, this Agreement by Buyer.

            (e) There are no actions, suits or proceedings pending or, to the knowledge of Buyer, threatened, against or affecting Buyer which, if determined adversely to Buyer, would adversely affect its ability to perform its obligations hereunder.

      As a condition precedent to Seller's obligation to close the purchase and sale transaction contemplated in this Agreement, Buyer's representations and warranties contained herein must remain and be true and correct as of the Closing Date. Prior to the Closing Date, Buyer shall notify Seller in writing of any facts, conditions or circumstances which render any of the representations and warranties set forth in this Section 11.1 in any way inaccurate, incomplete, incorrect or misleading.

      11.2 Seller's Representations and Warranties.

            (a) Seller is a limited partnership existing under the laws of the State of Texas. Seller has full right, power and authority and is duly authorized to enter into this Agreement, to perform each of the covenants on its part to be performed hereunder and to execute and deliver, and to perform its obligations under all documents required to be executed and delivered by it pursuant to this Agreement and this Agreement constitutes the valid and binding obligation of Seller enforceable in accordance with its terms.

            (b) Seller has directed its manager to deliver or to make available to Buyer (i) complete copies of all Leases and (ii) the Rent Roll.

            (c) Seller has caused its property manager to deliver or to make available copies of all Property Contracts.

            (d) To Seller's knowledge, Seller has not been served with notice of any actions, suits, or proceedings against or affecting the Seller or the Property that either (i) are not covered by applicable insurance or (ii) if determined adversely to Seller would materially affect the ownership or operation of the Property or Seller's ability to perform its obligations under this Agreement.

      Seller reserves the right to update the representations and warranties made by it herein. All of Seller's representations and warranties shall be deemed to be updated by information disclosed to or obtained by Purchaser in connection with its due diligence investigations.

      11.3 Seller; Seller's Knowledge. Whenever a representation is made to "Seller's knowledge", or a term of similar import, the accuracy of such representation shall be based solely on the actual knowledge of Celia R. Deluga ("Deluga") and Christine Holder ("Holder"), without independent investigation or inquiry except for inquiry of Seller's property manager for the Property. Deluga is an officer of an affiliate of a general partner of Seller who has had primary responsibility for the sale of the Property to Buyer. Holder is a regional manager of Gables Residential Services, Seller's property manager. Notwithstanding the foregoing, if, prior to the Closing, Buyer obtains actual knowledge that any representation or warranty of Seller is inaccurate and Buyer nonetheless proceeds with the Closing, Seller shall have no liability for any such matter regarding which Buyer had actual knowledge prior to Closing.

      11.4 Property Conveyed "AS IS".

            (A) NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IT IS UNDERSTOOD AND AGREED THAT, EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER AND ITS PARTNERS AND SELLER'S PROPERTY MANAGER HAVE NOT MADE AND ARE NOT NOW MAKING, AND THEY SPECIFICALLY DISCLAIM, ANY OTHER WARRANTIES,
      REPRESENTATIONS OR GUARANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, WARRANTIES, REPRESENTATIONS OR GUARANTIES AS TO (I) MATTERS OF TITLE, (II) ENVIRONMENTAL MATTERS RELATING TO THE PROPERTY OR ANY PORTION THEREOF, (III) GEOLOGICAL CONDITIONS, INCLUDING, WITHOUT LIMITATION, SUBSIDENCE, SUBSURFACE CONDITIONS, WATER TABLE, UNDERGROUND WATER RESERVOIRS, LIMITATIONS REGARDING THE WITHDRAWAL OF WATER, AND EARTHQUAKE FAULTS AND THE RESULTING DAMAGE OF PAST AND/OR FUTURE EARTHQUAKES, (IV) WHETHER, AND TO THE EXTENT TO WHICH THE PROPERTY OR ANY PORTION THEREOF IS AFFECTED BY ANY STREAM (SURFACE OR UNDERGROUND), BODY OF WATER, FLOOD PRONE AREA, FLOOD PLAIN, FLOODWAY OR SPECIAL FLOOD HAZARD, (V) DRAINAGE, (VI) SOIL CONDITIONS, INCLUDING THE EXISTENCE OF INSTABILITY, PAST SOLID REPAIRS, SOIL ADDITIONS OR CONDITIONS OF SOIL FILL, OR SUSCEPTIBILITY TO LANDSLIDES, OR THE SUFFICIENCY OF ANY UNDERSHORING, (VII) ZONING TO WHICH THE PROPERTY OR ANY PORTION THEREOF MAY BE SUBJECT, (VIII) THE AVAILABILITY OF ANY UTILITIES TO THE PROPERTY OR ANY PORTION THEREOF INCLUDING, WITHOUT LIMITATION, WATER, SEWAGE, GAS AND ELECTRIC, (IX) USAGES OF ADJOINING PROPERTY, (X) ACCESS TO THE PROPERTY OR ANY PORTION THEREOF, (XI) THE VALUE, COMPLIANCE WITH THE PLANS AND SPECIFICATIONS, SIZE, LOCATION, AGE, USE,

      DESIGN, QUALITY, DESCRIPTION, SUITABILITY, STRUCTURAL INTEGRITY, OPERATION, TITLE TO, OR PHYSICAL OR FINANCIAL CONDITION OF THE PROPERTY OR ANY PORTION THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS,
      ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, OR ANY INCOME, EXPENSES, CHARGES, LIENS, ENCUMBRANCES, RIGHTS OR CLAIMS ON OR AFFECTING OR PERTAINING TO THE PROPERTY OR ANY PART THEREOF, (XII) THE PRESENCE OF HAZARDOUS SUBSTANCES IN OR ON, UNDER OR IN THE VICINITY OF THE PROPERTY, (XIII) THE CONDITION OR USE OF THE PROPERTY OR COMPLIANCE OF THE PROPERTY WITH ANY OR ALL PAST, PRESENT OR FUTURE FEDERAL, STATE OR LOCAL ORDINANCES, RULES, REGULATIONS OR LAWS, BUILDING, FIRE OR ZONING ORDINANCES, CODES OR OTHER SIMILAR LAWS,
      (XIV) THE EXISTENCE OR NONEXISTENCE OF UNDERGROUND STORAGE TANKS, (XV) ANY OTHER MATTER AFFECTING THE STABILITY OR INTEGRITY OF THE REAL PROPERTY,
      (XVI) THE POTENTIAL FOR FURTHER DEVELOPMENT OF THE PROPERTY, (XVII) THE EXISTENCE OR VESTING OF LAND USE, ZONING OR BUILDING ENTITLEMENTS AFFECTING THE PROPERTY, (XVIII) THE MERCHANTABILITY OF THE PROPERTY OR FITNESS OF THE PROPERTY FOR ANY PARTICULAR PURPOSE (BUYER AFFIRMING THAT BUYER HAS NOT RELIED ON SELLER'S, SELLER'S PARTNERS OR SELLER'S PROPERTY MANAGER'S SKILL OR JUDGMENT TO SELECT OR FURNISH THE PROPERTY FOR ANY PARTICULAR PURPOSE, AND THAT SELLER MAKES NO WARRANTY THAT THE PROPERTY IS FIT FOR ANY PARTICULAR PURPOSE), OR (XIX) TAX CONSEQUENCES.

            (B) BUYER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ITS PARTNERS OR SELLER'S PROPERTY MANAGER OR ANY OF THEIR RESPECTIVE AGENTS, EXPECT AS EXPRESSLY SET FORTH HEREIN, AND ACKNOWLEDGES THAT NO OTHER SUCH REPRESENTATIONS HAVE BEEN MADE. BUYER REPRESENTS THAT IT IS A KNOWLEDGEABLE, EXPERIENCED AND SOPHISTICATED BUYER OF REAL ESTATE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF BUYER'S CONSULTANTS IN PURCHASING THE PROPERTY. BUYER WILL CONDUCT SUCH INSPECTIONS AND
      INVESTIGATIONS OF THE PROPERTY AS BUYER DEEMS NECESSARY, INCLUDING, BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AND SHALL RELY SOLELY UPON SAME. UPON CLOSING, BUYER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING, BUT NOT LIMITED TO, ADVERSE

      PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY BUYER'S INSPECTIONS AND INVESTIGATIONS. BUYER ACKNOWLEDGES AND AGREED THAT UPON CLOSING, SELLER SHALL SELL AND CONVEY TO BUYER AND BUYER SHALL ACCEPT THE PROPERTY "AS IS, WHERE IS", WITH ALL FAULTS. BUYER FURTHER ACKNOWLEDGES AND AGREES THAT THERE ARE NO ORAL AGREEMENTS, WARRANTIES OR REPRESENTATIONS, COLLATERAL TO OR AFFECTING THE PROPERTY BY SELLER, IT'S PARTNERS OR SELLER'S PROPERTY MANAGER OR ANY AGENT OF ANY OF THEM. THE TERMS AND CONDITIONS OF THIS SECTION 11.4(B) SHALL EXPRESSLY SURVIVE THE CLOSING, NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS AND SHALL BE INCORPORATED INTO THE DEED. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY ORAL OR WRITTEN STATEMENTS, REPRESENTATIONS, OR INFORMATION PERTAINING TO THE PROPERTY FURNISHED BY ANY REAL ESTATE BROKER, AGENT, EMPLOYEE, SERVANT OR OTHER PERSON. BUYER ACKNOWLEDGES THAT THE PURCHASE PRICE REFLECTS THE "AS IS" NATURE OF THIS SALE AND ANY FAULTS, LIABILITIES, DEFECTS OR OTHER ADVERSE MATTERS THAT MAY BE ASSOCIATED WITH THE PROPERTY. BUYER HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THE THIS AGREEMENT WITH ITS COUNSEL AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF.

                                    /s/ GGR
                                 --------------
                                Buyer's Initials



                                   ARTICLE 12

                                  MISCELLANEOUS

      12.1 Successors and Assigns. Without the prior written consent of Seller, Buyer shall not, directly or indirectly, assign this Agreement or any of its rights hereunder. Any attempted assignment in violation hereof shall, at the election of Seller in its sole discretion, be of no force or effect and shall constitute a default by Buyer. Notwithstanding the foregoing, Buyer may elect to have Apple Residential Income Trust, Inc. ("Apple") or another nominee entity accept title to the Property at Closing, provided that any such nominee must be an affiliated entity controlled by or under common control with Buyer or Apple, and Buyer shall give written notice of such nominee to Seller, together with any reasonable evidence of affiliation requested by Seller, a minimum of fifteen
(15) days prior to Closing. No designation of a nominee to receive title shall release Buyer from its obligations under this Agreement.

      12.2 Notices. Except as otherwise specifically provided herein, any notice required or permitted to be delivered under this Agreement shall be in writing and shall be deemed given (i) when delivered or refused if sent by hand during regular business hours, (ii) three (3) days after being sent by United States Postal Service, registered or certified mail, postage prepaid, return receipt requested, or (iii) on the next business day when sent by a reputable overnight express mail service that provides tracing and proof of receipt or refusal of items mailed, addressed to Seller or Buyer, as the case may be, at the address or addresses set forth below or such other addresses as the parties may designate in a notice similarly sent. Any notice given by a party to Escrow Agent shall be simultaneously given to the other party. Any notice given by a party to the other party relating to its entitlement to the Escrowed Amount shall be simultaneously given to the Escrow Agent.

         (1)      If to Seller:

                  c/o Paine Webber Properties Incorporated
                  265 Franklin Street - 15th Floor
                  Boston, MA  02110
                  Attn:  Ms. Celia R. Deluga, Vice President

                  with a copy to:

                  Goodwin, Procter & Hoar  LLP
                  Exchange Place
                  Boston, MA  02109
                  Attn:  Andrew C. Sucoff, Esq.

         (2)      If to Buyer:

                  Cornerstone Realty Group, Inc.
                  306 East Main Street
                  Richmond, VA  23219
                  Attn:  Mr. Gus G. Remppies

                  with a copy to:

                  Harry S. Taubenfeld, Esq.
                  Zuckerbrod & Taubenfeld
                  575 Chestnut Street
                  Cedarhurst, NY  11516
                  and to:

                  Robert Morrison, Esq.
                  Brown McCarroll & Oaks Hartline
                  300 Crescent Court - Suite 1400
                  Dallas, TX  75201-6929

         (3)      If to the Escrow Agent:

                  Lawyers Title Insurance Corporation
                  4311 Oak Lawn, Suite 600
                  Dallas, TX  75209
                  Attention:  David Long

      12.3 Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words of a singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

      12.4 Captions. The captions used in connection with the Articles of this Agreement are for convenience only and shall not be deemed to extend, limit or otherwise define or construe the meaning of the language of this Agreement.

      12.5 No Other Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement; provided that persons named as the beneficiary of any waiver, release or indemnity in this Agreement are intended third-party beneficiaries under this Agreement as to such provisions and may enforce such provisions as if they are parties to this Agreement.

      12.6 Amendments. This Agreement may be amended only by a written instrument executed by Seller and Buyer (or Buyer's assignee or transferee).

      12.7 Severability. If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

      12.8 Applicable Law. This Agreement shall be construed under and in accordance with the laws of state in which the Property is located.

      12.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be an original but such counterparts together shall constitute one and the same instrument notwithstanding that both Buyer and Seller are not signatory to the same counterpart.

      12.10 Time of the Essence. Time is expressly declared to be of the essence of this Agreement, provided, however that in the event any date hereunder falls on a Saturday, Sunday or legal holiday, the date applicable shall be the next business day.

      12.11 No Personal Liability. The obligations of Seller hereunder shall be binding only on the Property and neither Buyer nor anyone claiming by, through or under Buyer shall be entitled to obtain any judgment extending liability beyond the Property or creating personal liability on the part of the partners of the Seller or of the officers, directors, shareholders, advisors or agents of Seller or Seller's partners or any of their successors. Under no circumstances is any person other than Seller liable for Seller's obligations under this Agreement or in respect of the transaction contemplated by this Agreement, and Buyer hereby waives any right that it otherwise might have to pursue any partner of Seller, any other person who might be liable for Seller's obligations because of the direct or indirect ownership interest in Seller, or any officer, director, agent, advisor or affiliate of any such partner or other person.

      12.12 No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum hereto by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Buyer, whereupon this Agreement shall, at the option of Seller, terminate and be of no further force and effect. Upon termination, the Escrowed Amount shall be immediately delivered to Seller, whereupon the parties shall have no further duties or obligations to one another except as otherwise specifically provided herein.

      12.13 Waiver. The excuse or waiver of the performance by a party of any obligation of the other party under this Agreement shall only be effective if evidenced by a written statement signed by the party so excusing or waiving. No delay in exercising any right or remedy shall constitute a waiver thereof, and no waiver by Seller or Buyer of the breach of any covenant of this Agreement shall be construed as a waiver of any preceding or succeeding breach of the same or any other covenant or condition of this Agreement.

      12.14 Binding On Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      12.15 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated herein, and it supersedes all prior discussions, understandings or agreements between the parties. All Exhibits and Schedules attached hereto are a part of this Agreement and are incorporated herein by reference.

      12.16 Construction of Agreement. This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Buyer and Seller have contributed substantially and materially to the preparation of this Agreement.

      12.17 Further Instruments. Each party, promptly upon the request of the other, shall execute and have acknowledged and delivered to the other or to Escrow Agent, as may be appropriate, any and all further instruments reasonably requested or appropriate to evidence or give effect to the provisions of this Agreement and which are consistent with the provisions of this Agreement.

      12.18 Buyer Represented by Counsel. Buyer hereby represents and warrants to Seller that (i) Buyer is not in a significantly disparate bargaining position in relation to Seller, (ii) Buyer is represented by legal counsel in connection with the transaction contemplated by this Agreement, and (iii) Buyer is buying the Property for business, commercial, investment or other similar purpose and not for use as Buyer's residence.

      12.19 Preparation of Documents. All of the documents to be executed at the Closing shall be in the form prepared to the reasonable satisfaction of Seller's and Buyer's counsel and delivered to Buyer on or before five (5) days prior to the Closing Date, provided that the failure to timely deliver such documents shall not constitute a default by Seller hereunder.

      12.20 Public Entity. Seller acknowledges that Buyer is a public entity and that it is required to furnish financial statements to the Securities and Exchange Commission in connection with this acquisition. To the extent available and in Seller's possession, Seller agrees, from the date of this Agreement and for a period of ninety (90) days following the Closing Date, to make the information available for Purchaser to audit the last 12 months of operation of the Property so that a report can be generated that is in compliance with accounting Regulation S-X of the Securities and Exchange Commission. In addition, Seller agrees to submit the form of letter attached hereto as EXHIBIT K to the property manager for signature.

      12.21 When Agreement Becomes Binding. The submission of this document for examination and negotiation does not constitute an offer to sell, or a reservation of, or option for, the Property, and this document shall become effective and binding only upon the execution and delivery hereof by both Seller and Buyer.

                                   ARTICLE 13

                           IRS FORM 1099-S DESIGNATION

      In order to comply with information reporting requirements of Section 6045(e) of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations thereunder, the parties agree (1) to execute an IRS Form 1099-S Designation Agreement in the form attached hereto as Exhibit J at or prior to the Closing to designate the Escrow Agent (the "DESIGNEE") as the party who shall be responsible for reporting the contemplated sale of the Property to the Internal Revenue Service (the "IRS") on IRS Form 1099-S; (2) to provide the Designee with the information necessary to complete Form 1099-S; (3) that the Designee shall not be liable for the actions taken under this Article 13, or for the consequences of those actions, except as they may be the result of gross negligence or willful misconduct on the part of the Designee; and (4) that the Designee shall be indemnified by the parties for any costs or expenses incurred as a result of the actions taken hereunder, except as they may be the result of gross negligence or willful misconduct on the part of the Designee. The Designee shall provide all parties to this transaction with copies of the IRS Forms 1099-S filed with the IRS and with any other documents used to complete IRS Form 1099-S.

                                   ARTICLE 14

               CONSENT REQUIREMENT AND SELLER'S RIGHT TO TERMINATE

      Buyer acknowledges that (i) Buyer has negotiated this Agreement and the transactions contemplated hereby with Realty Southwest Investment Group III ("RSIG III"), a general partner of Seller, (ii) RSIG III does not have the right or authority to sell the Property to Buyer on behalf of Seller without the consent (the "Consent") of Chasewood Partners-Grapevine I, Ltd. ("Chasewood"), one of Seller's general partners, and (iii) all of Seller's obligations pursuant to this Agreement are expressly contingent upon receipt by Seller of such Consent. Seller agrees to promptly seek the Consent of Chasewood for the sale of the Property to Buyer, but Buyer acknowledges that such Consent may not be received. In the event that the Consent is not received by Seller on or prior to the date that is sixty (60) days from the date hereof, Seller shall have the sole and absolute right to terminate this Agreement by giving written notice of such termination to Buyer. If Seller so terminates this Agreement, Seller shall direct the Escrow Agent to immediately return the Escrowed Amount to Buyer and this Agreement shall be null and void without recourse to either party hereto (except to the extent such recourse arises in connection with a provision of this Agreement which is intended to survive termination).

                            [Signatures on next Page]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first set forth above.

                     SELLER:

                     GRAPEVINE I PARTNERS, LTD., a Texas limited partnership

                     By:      CHASEWOOD PARTNERS-GRAPEVINE I,
                              LTD., a Texas limited partnership, its General Partner

                              By: /s/  Trammel S. Crow
                                  ----------------------
                              Name:   Trammel S. Crow
                              Title:  General Partner


                     By:      REALTY SOUTHWEST INVESTMENT
                              GROUP III, a Texas general partnership, its
                              General Partner

                              By: Realty Southwest Investment Group III, Inc., a Delaware corporation, a General Partner

                                       By: /s/ Walter V. Arnold
                                           -----------------------
                                       Name:  Walter V. Arnold
                                       Title: SVP & CFO

                              BUYER:

                              CORNERSTONE REALTY GROUP, INC., a Virginia corporation

                                       By: /s/ Gus G. Remppies
                                           -----------------------
                                       Name:  Gus G. Remppies
                                       Title: Vice President

                              ESCROW AGENT:

                              LAWYER'S TITLE INSURANCE CORPORATION

                                       By: /s/  Stewart B. Hoge
                                           -----------------------
                                       Name:  Stewart B. Hoge
                                       Title: Approved Attorney

                            JOINDER BY TITLE COMPANY

      LAWYER'S TITLE INSURANCE CORPORATION, referred to in this Agreement as the Escrow Agent, hereby acknowledges that it received this Agreement executed by Seller and Buyer as of the 9th day of November, 1998, and accepts the obligations of the Escrow Agent as set forth herein. It further acknowledges that it received the Deposit on the ___ day of November, 1998. The Escrow Agent agrees to deposit the Deposit and to distribute the Escrowed Amount in accordance with the terms and provisions of this Agreement.


                              ESCROW AGENT:

                              LAWYER'S TITLE INSURANCE CORPORATION

                              By:
                                  ---------------------------------
                              Name:
                              Title:
                              Date:

                            ACKNOWLEDGMENT BY BROKER

      The undersigned Broker signs below to evidence that such Broker (i) knows of no other brokers, salespersons or other parties entitled to any compensation for brokerage services arising out of this transaction other than those whose names appear in this Agreement, (ii) has not made any of the representations or warranties specifically disclaimed by Seller in Section 11.4(a), and (iii) is a duly licensed broker in the State of Texas and is currently permitted to conduct business in the State of Texas and be paid a real estate commission.

                              BROKER:

                              GABLES RESIDENCE

                              By: /s/ Collen Paxton Ramsey
                                  ---------------------------
                              Name:        Collen Paxton Ramsey
                              Title:       Vice President
                              License No:  0462673
                              Tax Id. No.: 75-2517913
                              Date:         12/1/98